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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

       The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2000. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.

                                                                      State or
                                                                  Jurisdiction of
           Name                                                    Organization
           ----                                                   ---------------
Alarm Lock Systems, Inc.                                              Delaware

Napco Security Systems International, Inc.                            New York

Napco/Alarm Lock Exportadora, S.A.                                    Dominican
                                                                      Republic

Napco/Alarm Lock Grupo Internacional, S.A.                            Dominican
(formerly known as NSS Caribe, S.A.)                                  Republic

Napco Group Europe, Limited                                           England


















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